UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2014

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17802 IH 10 West, Suite 400 San Antonio, Texas		78257
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (210) 344-3400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 24, 2014, the Company held its Annual Meeting of Shareholders (the “Meeting”). The total number of shares of the Company’s common stock voted in person or by proxy at the Meeting was 1,615,168 of the 1,720,889 shares outstanding and entitled to vote at the Meeting.  The matters voted on by shareholders and the number of votes cast for, against or withheld, as well as abstentions and broker non-votes, if applicable, with respect to each matter is set forth below.

Proposal 1.  To elect the nominees listed below as directors of the Company:

	FOR	WITHHOLD
Sardar Biglari	1,317,301	60,836
Philip L. Cooley	1,318,169	59,968
Kenneth R. Cooper	856,021	522,116
William L. Johnson	845,761	532,376
James P. Mastrian	845,574	532,563
Ruth J. Person	846,110	532,027

There were 237,031 broker non-votes with respect to the election of directors.

Proposal 2.  To ratify the selection by the Audit Committee of the Board of Directors of the Company of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year:

1,591,233	21,181	2,754
For	Against	Abstentions

Proposal 3.  To vote on a non-binding advisory resolution to approve the compensation of the Company’s Named Executive Officers, as described in the Company’s proxy statement with respect to the Meeting:

426,296	803,361	148,480	237,031
For	Against	Abstentions	Non-votes

Proposal 4.  To vote on a non-binding advisory resolution to determine the frequency (whether annual, biennial or triennial) with which shareholders of the Company shall be entitled to have an advisory vote on executive compensation:

411,048	7,121	814,458	145,510
3 Years	2 Years	1 Year	Abstentions

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2014	BIGLARI HOLDINGS INC.

	By:	/s/ Bruce Lewis
		Name:	Bruce Lewis
		Title:	Controller